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                                                                    EXHIBIT 99.3


                          [PREMARK INTERNATIONAL LOGO]



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[PREMARK INTERNATIONAL LETTERHEAD]                            VOTING INSTRUCTION
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THIS VOTING INSTRUCTION CARD IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT
THE SPECIAL MEETING OF STOCKHOLDERS ON NOVEMBER 23, 1999.

As a participant in a benefit plan sponsored by Premark International, Inc., you have the right to give written instructions to the trustee of the plan as to the voting of the shares of the Corporation's common stock held for your benefit by the plan.

This Voting Instruction Card when properly signed will be voted in the manner you direct. IF NO DIRECTION IS MADE, THIS VOTING INSTRUCTION CARD WILL BE TAKEN AS AUTHORITY TO VOTE "FOR" ITEM 1, AND TO VOTE UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. If this card is not returned or is returned unsigned, the trustee will vote the shares in accordance with the terms of the Master Defined Contribution Trust.

Your vote is important. Please indicate your vote, sign, date and return the card promptly in the enclosed postage-paid envelope or vote by phone, internet or fax.





                      See reverse for voting instructions.
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                                             COMPANY #
                                             CONTROL #

THERE ARE FOUR WAYS TO VOTE YOUR SHARES

YOUR TELEPHONE, INTERNET OR FAX VOTE AUTHORIZES THE TRUSTEE TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR VOTING INSTRUCTION CARD BY MAIL.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your shares 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
-   Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/PMI -- QUICK *** EASY *** IMMEDIATE

-   Use the Internet to vote your shares 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY FAX

Mark, sign and date your Voting Instruction Card and fax it to 1-651-450-4026,
Attention: Proxy Department.

VOTE BY MAIL

Mark, sign and date your Voting Instruction Card and return it in the postage-paid envelop we've provided or return it to Premark International, Inc., c/o Shareowner Services (TM), P.O. Box 64873, St. Paul, MN 55164-0873.



     IF YOU VOTE BY PHONE, INTERNET OR FAX, PLEASE DO NOT MAIL YOUR VOTING
                                INSTRUCTION CARD


                               Please detach here


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

1.  TO ADOPT THE AGREEMENT AND PLAN OF MERGER AMONG PREMARK
    INTERNATIONAL, INC., ILLINOIS TOOL WORKS INC. AND CS MERGER
    SUB INC. DATED AS OF SEPTEMBER 9, 1999, AS THE SAME MAY BE
    AMENDED FROM TIME TO TIME.
                                [   ]  For     [   ]  Against     [   ]  Abstain






[   ]  I plan to attend the meeting

Address Change? Mark Box  [   ]  Indicate changes below      Date
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                                                          Signature(s) in Box
                                                          Please sign exactly
                                                          as your name(s)
                                                          appear on this Voting
                                                          Instruction Card. If
                                                          held in joint tenancy,
                                                          all persons must sign.
                                                          Trustees,
                                                          administrators, etc.
                                                          should include title
                                                          and authority.
                                                          Corporations should
                                                          provide full name of
                                                          corporation and title
                                                          of authorized officer
                                                          signing the Voting
                                                          Instruction Card.